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                                                                Exhibit 23.4

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105362) of our report dated February 3, 2003
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relating to the financial statements, which appears in the 2002 Annual
Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statement of our report dated July 18, 2003 relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) in this 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
September 22, 2003